UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 7, 2009
Asyst Technologies, Inc.
(Exact Name of Registrant, as Specified in Charter)

California	000-22430	94-2942251
(State or Other	(Commission File	(IRS Employer
Jurisdiction	Number)	Identification Number)
of Incorporation)

46897 Bayside Parkway,
Fremont, California		94538
(Address of Principal		(Zip Code)
Executive Offices)
Registrant’s telephone number, including area code: (510) 661-5000
Not applicable
(Former Name or Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.
On January 7, 2009, Asyst issued a press release addressing recent restructuring activities and certain financial results for its fiscal third quarter ended December 31, 2008, including bookings, backlog, sales and the Company’s cash position. That press release, dated January 7, 2009 and titled “Asyst Further Reduces Break-Even Level, Provides Business Update,” is attached hereto as Exhibit 99.1.
Item 2.05. Costs Associated with Exit or Disposal Activities
On January 7, 2009, Asyst announced the implementation of a workforce reduction designed to lower the Company’s cost structure to reduce further the Company’s break-even level and improve operating cash flows. The plan includes elimination of approximately fifteen percent of the Company’s global workforce, with most of these reductions taking effect during the Company’s fiscal fourth quarter ending March 31, 2009. The Company currently expects to record restructuring charges from these actions totaling approximately $3.0 to 3.5 million in the fiscal fourth quarter ending March 31, 2009, primarily related to severance and other employee-related termination benefits.
Item 9.01. Financial Statements and Exhibits.
(c) Exhibits:

99.1	Press release titled “Asyst Further Reduces Break-Even Level, Provides Business Update”

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASYST TECHNOLOGIES, INC.

Date: January 13, 2009	By:	/s/ Steve Debenham Steve Debenham
Senior Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit
Number	Description

99.1	Press release titled “Asyst Further Reduces Break-Even Level, Provides Business Update”

4